TECHNE CORPORATION

                   CALCULATION OF BASIC EARNINGS PER SHARE



                                    Fiscal Years Ended June 30,
                                    ---------------------------
                                 2002           2001          2000
                              -----------   -----------   -----------
Net earnings                  $27,129,669   $34,045,376   $26,582,797

Weighted average number
  of common shares             41,507,727    41,438,670    40,625,482

Net earnings per share        $      0.65   $      0.82   $      0.65




                 CALCULATION OF DILUTED EARNINGS PER SHARE



                                    Fiscal Years Ended June 30,
                                    ---------------------------
                                 2002           2001          2000
                              -----------   -----------   -----------

Net earnings                  $27,129,669   $34,045,376   $26,582,797

Weighted average number
  of common shares             41,507,727    41,438,670    40,625,482
Dilutive effect of stock
  options and warrants          1,014,937     1,229,566     1,580,560
                              -----------   -----------    ----------
Average common and dilutive
  shares outstanding           42,522,664    42,668,236    42,206,042

Net earnings per share        $      0.64   $      0.80   $      0.63